FIRST AMENDMENT TO STANDARD INDUSTRIAL REAL ESTATE LEASE

This FIRST AMENDMENT TO STANDARD INDUSTRIAL REAL ESTATE LEASE (**"First Amendment"**) is made and entered into as of May 7, 2020 (the **"First Amendment Date"**), by and between MAJESTIC-CCC IV PARTNERS, a California general partnership and NM MAJESTIC HOLDINGS, LLC, a Delaware limited liability company (collectively, **"Landlord"**), and THE SINGING MACHINE COMPANY, INC., a Delaware corporation (**"Tenant"**).

RECITALS

A. Tenant and Landlord entered into that certain Standard Industrial Real Estate Lease (the **"Lease"**), dated January 31, 2013, whereby Landlord leased to Tenant and Tenant leased from Landlord that approximately 85,918 square feet of space (the **"Property"**) commonly known as Unit B, located within that approximately 350,000 square foot building located at 4060 E. Jurupa Street, Ontario, California, more commonly known as Building #4 within the Majestic Airport Center-Ontario.

B. The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. **Terms**. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. **Extended Lease Term**. The Lease Term is currently scheduled to expire on August 31, 2020 (the **"Lease Expiration Date"**). As of the First Amendment Date, the Lease Term is extended to August 31, 2023 (the **"Revised Lease Expiration Date"**), and, unless sooner terminated under the terms of the Lease, as amended by this First Amendment, will expire on the Revised Lease Expiration Date. The period of time beginning on the day following the Lease Expiration Date and continuing through the Revised Lease Expiration Date is the **"Extended Lease Term."**

3. **Base Rent**. Throughout the Extended Lease Term, Tenant will pay Landlord the monthly Base Rent due under the Lease, as amended by this First Amendment, as follows:

Lease Month	Monthly Installment of Base Rent
September 1, 2020 through August 31, 2021	$65,300.00
September 1, 2021 through August 31, 2022	$67,259.00
September 1, 2022 through Revised Lease Expiration Date	$69,276.77

4. **Letter of Credit/Security Deposit**. In accordance with Section 3.04 of the Lease, Landlord is currently holding an L-C for the L-C Amount, as such terms are defined in Section 3.04(a) of the Lease. Provided that Tenant has not been in default under the Lease, as amended, upon commencement of the Extended Lease Term, Tenant shall have the right to reduce the L-C Amount to an amount equal to Sixty-Five Thousand Three Hundred and 00/100 Dollars ($65,300.00) or replace the L-C with a cash Security Deposit in such amount in accordance with Section 3.03 of the Lease.

5. **Tenant's Acceptance of the Property**. Landlord and Tenant acknowledge that Tenant has been occupying the Property pursuant to the Lease, since on or about June 1, 2013, and Tenant shall continue to accept the Property in its presently existing, "as is" condition; provided, however, Landlord, at its sole cost and expense, shall one-time: (i) remove the existing carpet in the office space and replace with Landlord's building standard carpet; and (ii) paint the interior walls in the existing office area using building standard paint (collectively, "**Landlord's Work**"). The color of the carpet and the paint shall be mutually agreed upon by Landlord and Tenant from Landlord's building standard colors and finishes. Landlord shall use Landlord's standard building materials and finishes in the construction of Landlord's Work. Since Tenant is occupying the Property pursuant to the Lease, as amended, while Landlord is performing Landlord's Work, Tenant agrees that it shall not interfere with Landlord's completion of Landlord's Work. Tenant hereby acknowledges that, notwithstanding Tenant's occupancy of the Property during the performance of Landlord's Work, Landlord shall be permitted to perform Landlord's Work during normal business hours, and Tenant shall provide a clear working area for Landlord's Work (including, but not limited to, the moving of furniture, fixtures and Tenant's property away from the area Landlord is conducting Landlord's Work). Tenant hereby agrees that the performance of Landlord's Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to, if any, abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from Landlord's Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of whole or any part of the Property, for loss of or damage to Tenant's personal property, merchandise, fixtures or improvements, or for any inconvenience or annoyance resulting from Landlord's Work or for Landlord's actions in connection with Landlord's Work. Tenant acknowledges that Landlord has made no representation or warranty with regard to the condition of the Property or the suitability thereof for Tenant's business, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Property. As of the First Amendment Date, the Property has not undergone inspection by a Certified Access Specialist ("**CASp**"). A CASp can inspect the Property and determine whether the Property complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Property, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Property for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Property. Tenant elects not to perform a CASp inspection of the Property.

6. **Option to Extend the Lease Term**. Landlord and Tenant hereby acknowledge that Tenant did not exercise Tenant's right to extend the Lease Term pursuant to Section 2.05 of the Lease and therefore in accordance therewith, such Option lapsed. Landlord hereby grants to Tenant one (1) Option to Extend the Lease Term for three (3) years ("**Extension**"), provided that Tenant exercises such Option by delivering written notice to Landlord not more than two hundred seventy (270) days nor less than one hundred eighty (180) days prior to the Revised Lease Expiration Date and complies with the terms of Section 2.05 of the Lease. The Base Rent shall be increased on the first (1st) day of the above-referenced Extension in accordance with Section 2.05.3 of the Lease.

7. **Brokers**. The parties recognize that the only brokers involved in the negotiation of this First Amendment are Majestic Realty Co. and Foremost Commercial Real Estate Services and agree that Landlord shall be solely responsible for the payment of any "Brokerage Commission" to such brokers. Each party represents and warrants to the other that they have not dealt with any other broker in connection with the negotiation and consummation of this First Amendment and they each know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this First Amendment. Each party agrees to indemnify and defend the other party against, and hold the other party harmless from, any and all claims, demands, losses, liabilities, damages, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or agent.

8. **No Other Modifications**. Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this First Amendment.

9. **Binding Effect**. The provisions of this First Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

10. **Authority**. The parties represent and warrant that they have the requisite authority to bind the entity on whose behalf they are signing.

11. **Counterparts**. This First Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts when appropriately delivered between the parties together shall constitute one and the same final First Amendment. Either party may deliver its signature to the other via facsimile or electronic (PDF) transmission, and any signature so delivered shall be binding on the delivering party.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have entered into this First Amendment as of the date first set forth above.

Executed on June 15, 2020

"LANDLORD"

MAJESTIC-CCC IV PARTNERS,
a California general partnership

APPROVED T.W.

By: Majestic Realty Co.,
a California corporation,
its managing partner

By: [signature]
Name: EDWARD P. ROSKI, JR
President and Chairman of the Board

Its: __________

By: __________

Name: __________

Its: __________

NM MAJESTIC HOLDINGS, LLC,
a Delaware limited liability company

By: NML Real Estate Holdings, LLC,
a Wisconsin limited liability company,
its sole member

By: The Northwestern Mutual Life
Insurance Company, a Wisconsin
corporation, its sole member

By: Northwestern Mutual
Investment Management
Company, LLC, a Delaware
limited liability company,
its wholly-owned affiliate

By: [signature]
Name:
Its: Michelle Marzban
Director - Asset Management

Executed on June 11, 2020

"TENANT"

THE SINGING MACHINE COMPANY, INC.,
a Delaware corporation

By: [signature]
Name: Gary Atkinson
Its: CEO

By: [signature]
Name: Lionel Marquis
Its: CFO